Exhibit 99.1

THE COAST DISTRIBUTION SYSTEM, INC.

2007 MANAGEMENT BONUS COMPENSATION PLAN

1. Purposes and Administration of the Plan.

1.1 Purposes. The primary purposes of the 2007 Management Bonus Compensation Plan (the “2007 Plan) of The Coast Distribution System, Inc. (the “Company”) are (i) to provide meaningful incentives and financial awards to Participants in the 2007 Plan for making significant contributions to the achievement, by the Company, of financial and strategic goals and objectives for the fiscal year ending December 31, 2007 (“Fiscal 2007”), and (ii) to make a significant portion of each Participant’s compensation for Fiscal 2007 dependent on the Company’s achievement of those goals and objectives, and thereby to promote the interests of the Company and its stockholders.

1.2 Administration of the 2007 Plan. The 2007 Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have the authority to interpret and construe the 2007 Plan and to adopt all necessary rules and regulations for administering the 2007 Plan. All decisions and determinations of the Committee with respect to the 2007 Plan shall be final and binding on and nonappealable by the Company and the Participants.

2. Plan Participants.

The Compensation Committee has designated the following executive officers of the Company as the participants in the 2007 Plan (the “Participants”):

Name	Position with the Company
Thomas R. McGuire	Chairman & CEO

Jim Musbach	President & Chief Operating Officer

Sandra A. Knell	Executive Vice President & CFO

Dennis Castagnola	Executive Vice President -- Proprietary Products

David A. Berger	Executive Vice President -- Operations

3. Bonus Compensation Awards.

3.1 Establishment of Bonus Pool. Fiscal 2007 bonuses will be paid from an executive officer bonus pool (the “Bonus Pool”), the amount of which will be equal to a percentage, to be determined by the Compensation Committee, of Coast’s fiscal 2007 earnings before income taxes (“Pre-Tax Earnings”); provided that no bonus pool will be established and no bonuses will be awarded or paid under this Plan unless 2007 Pre-Tax Earnings are at least equal to $1.8 million. For this purpose, the Company’s fiscal 2007 Pre-Tax Earnings shall be determined in accordance with the same generally accepted accounting principles that are used to prepare the Company’s annual financial statements that are filed with the Securities Exchange Commission.

3.2 Bonus Compensation Awards. Within 45 days of the commencement of Fiscal 2007, the Compensation Committee will determine the amounts of the bonus compensation awards that may be earned by each of the Participants from the bonus pool, expressed in dollar amounts or as percentages of the bonus pool or of Pre-Tax Earnings, as determined by the Committee. Those bonus compensation amounts will be based on a number of factors, which will include the amount of the Company’s 2007 Pre-Tax Earnings and also may include a Participant’s (i) expected contribution to the Company’s Fiscal 2007 or longer term financial performance, (ii) position and level of responsibilities with the Company, (iii) salary level, and (iv) past individual performance.

3.3 Determinations of Bonus Compensation Awards. As soon as practicable after the end of Fiscal 2007, the Compensation Committee shall evaluate the performance of each Participant in 2007 and, in its sole and absolute discretion, shall determine the amount of the bonus compensation (if any) that will be awarded and paid, from the bonus pool, to each Participant under this Plan.

99.1-1

3.4 Changes to Performance Goals. At any time prior to the end of Fiscal 2007, the Compensation Committee may adjust or change the amount of the Bonus Pool or any Participant’s potential bonus compensation award to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transactions, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if any such Extraordinary Event was not reasonably foreseeable at the time the Bonus Pool amounts and potential bonus awards then in effect under this Plan were established and would, in the sole opinion of the Committee (x) make it unlikely that the Pre-Tax Earnings goal will be achieved or (y) result in Pre-Tax Earnings that would not have been likely to been earned in the absence of such Extraordinary Event. Notwithstanding the foregoing, however, the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, shall not by themselves constitute Extraordinary Events that may be the basis of a change in the Bonus Pool amount of the respective potential bonus awards of the Participants.

3.5 Conditions to Bonus Awards. To be eligible to receive a bonus award for 2007, a Participant must be employed by the Company or any subsidiary thereof for the entirety of fiscal 2007, except for any excused absences approved by the Compensation Committee, and must be employed with the Company or a subsidiary thereof on the payment date of the bonus award.

3.6 Payment of Benefits. Subject to Section 4 below, the Company shall pay any bonus compensation award earned by a Participant in cash, less applicable payroll and other withholdings, within thirty (30) days following the Committee’s determinations as set forth in Section 3.3 above. All payments made by check under the 2007 Plan shall be delivered in person or mailed to the last address of a Participant that is set forth in the records of the Company or shall be deposited to the Participant’s direct deposit account on file with the payroll department of the Company. Each Participant shall be responsible for furnishing the Company with the Participant’s current address and any changes that may occur therein and, if the Participant desires a bonus compensation award to be deposited in a direct deposit account, the information and authorization required to enable the Company to cause the award to be deposited into such account.

4. Amendments to and Termination of 2007 Plan. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan:

4.1 Amendments to and Modifications of the 2007 Plan. The Committee shall have the sole, absolute and unconditional discretion to amend or modify the 2007 Plan at any time or from time to time with or without or without notice to the Participants. Without limiting the generality of the foregoing, no Participant shall have any legally binding right to receive any unpaid bonus award under this Plan prior to the date on which that bonus award is actually paid to the Participant and, accordingly, the Committee, in the exercise of its sole, absolute and unconditional discretion, at any time prior to the payment of any unpaid bonus award hereunder (i) may reduce the amount of such bonus award or (ii) may determine that no bonus award will be paid to the Participant under this Plan, whether or not the Company has earned or exceeded the Pre-Tax Earnings targets theretofore established by the Committee or has been notified of the pendency of an unpaid bonus award under this Plan. In no event, however, shall any amendment to the 2007 Plan affect any bonus awards that had previously been paid to any of the Participants under this Plan.

4.2 Termination of the 2007 Plan. The Committee, in its sole, absolute and unconditional discretion, may (i) terminate this Plan at any time, with or without notice to the Participants, and (ii) determine that, as a result of such termination, no bonus awards under the Plan will be paid or that any unpaid bonus awards under the Plan shall be reduced; provided, however, that no such termination shall affect any bonus awards that were theretofore paid to any of the Participants under this Plan.

5. Miscellaneous Provisions in the Plan

5.1 No Enlargement of Employee Rights. Nothing in the 2007 Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant’s continued employment.

99.1-2

5.2 Rights Not Alienable. Any rights provided to a Participant under the 2007 Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by and paid solely to or for the account of the Participant.

5.3 Other Compensation Plans. The adoption of the 2007 Plan shall not affect any other compensation plans in effect for the Company, nor shall the 2007 Plan preclude the Company from establishing or awarding any other forms of compensation for employees, officers or directors of the Company, including the Participants.

5.4 Governing Law. To the extent not preempted by federal law, the 2007 Plan shall be determined in accordance with the laws of the State of California.

5.5 Limitation of Liability. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any bonus award thereunder. No employee of the Company and no member of the Board of Directors or of the Committee shall be subject to any liability with respect to duties under the Plan, unless the person has acted fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board and of the Committee, and any employee of the Company, with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

5.6 No Other Understandings or Agreements with respect to the 2007 Plan. This Plan document contains all of the terms and provisions of and all conditions applicable to the 2007 Plan, and supersedes any previous discussions, communications, understandings or agreements, written or oral, between the Company and any Participant with respect to the 2007 Plan as well as all prior actions that may have been taken by the Committee relating to the 2007 Plan.

99.1-3